    As filed with the Securities and Exchange Commission on August 11, 1998
                                                   Registration No. 333-[_____]



                    SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                             STORMEDIA INCORPORATED

             (Exact name of registrant as specified in its charter)



                               Delaware 77-0373062
                (State or other jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification Number)


                                 385 Reed Street
                          Santa Clara, California 95050
   (Address, including zip code, of registrant's principal executive offices)

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                       1998 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)




                                WILLIAM J. ALMON
                Chairman of the Board and Chief Executive Officer
                             Stormedia Incorporated
                                385 Reed Street
                          Santa Clara, California 95050
                                 (408) 327-8400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    Copy to:
                             JUDITH M. O'BRIEN, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed        Proposed
                                                                      Maximum         Maximum
                                                      Amount         Offering        Aggregate            Amount of
              Title of Securities                     to be           Price          Offering            Registration
                to be Registered                    Registered      Per Share          Price                 Fee
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock, to be issued upon             2,000,000       $1.44 (1)       $2,880,000             $849.70
exercise of options under the 1998
---------------------------------------------------------------------------------------------------------------------
Nonstatutory Stock Option Plan
Class A Common Stock to be issued pursuant          1,500,000       $1.22 (2)       $1,830,000             $539.85
to the 1998 Employee Stock Purchase Plan
---------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and (h) under the Act solely for the purpose of calculating the registration fee, based on the average of the high and low price of the Registrant's Common Stock as reported by Nasdaq NMS on August 6, 1998.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, based on 85% of the average between high and low price as reported by Nasdaq NMS on August 6, 1998.

                             STORMEDIA INCORPORATED
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         StorMedia Incorporated (the "Registrant" or the "Company") hereby incorporates by reference into this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) Registrant's definitive proxy statement dated May 4, 1998, as amended, filed in connection with the May 21, 1998 Annual Meeting of Stockholders of the Company.

         (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 1998, filed pursuant to Section 13(a) of the Exchange Act; and

         (d) The Registrant's Current Reports on Form 8-K filed with the Securities and Exchange Commission January 13, 1998, June 22, 1998 and all other reports, if any, filed by the Company pursuant to Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year ended December 31, 1997.

         (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 7, 1996, pursuant to Section 12(b) of the Exchange Act.

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Wilson, Sonsini, Goodrich & Rosati, P.C., Palo , California.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Sections 102 and 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates a director's personal liability from monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or a liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision and the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or a grossly negligent behavior) except in the situations described above.

         The Registrant's bylaws provide for indemnification of officers and directors, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been an officer or director of the Registrant.

         The Registrant also maintains an insurance policy insuring its officers and directors against liability for certain acts and omissions while acting in their official capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein be reference.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 11th day of August, 1998.


                                       STORMEDIA INCORPORATED


                                       By: /s/ Stephen M. Abely
                                           -------------------------------------
                                           Stephen M. Abely
                                           President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Almon and Stephen M. Abely, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                             Title                             Date
----------------------------      --------------------------------         -------------

/s/ WILLIAM J. ALMON              Chief Executive Officer and              August 11, 1998
----------------------------      Chairman of the Board
William J. Almon

/s/ STEPHEN M. ABELY              President, Chief Financial               August 11, 1998
----------------------------      Officer and Assistant Secretary
Stephen M. Abely

/s/ JOHN A. DOWNER                Director                                 August 11, 1998
----------------------------
John A. Downer

/s/ FRANCIS J. LUNGER             Director                                 August 11, 1998
----------------------------
Francis J. Lunger



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


             ------------------------------------------------------

                                    EXHIBITS

             ------------------------------------------------------


                       Registration Statement on Form S-8

                             STORMEDIA INCORPORATED

                                August 11, 1998

                                INDEX TO EXHIBITS


 Exhibit
 Number                        Description of Document
---------                      -----------------------
    5.1       Opinion of Counsel as to legality of securities being registered.

    10.1      1998 Nonstatutory Stock Option Plan

    10.2*     1998 Employee Stock Purchase Plan

    23.1      Consent of Independent Auditors.

    23.2      Consent of Counsel (contained in Exhibit 5.1).

    24.1      Power of Attorney (see page 7).



* Incorporated by reference to exhibit to the Registrant's definitive proxy statement dated May 4, 1998, as amended.



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